UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2024
AG Mortgage Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 692-2000

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MITT	New York Stock Exchange	(NYSE)
8.25% Series A Cumulative Redeemable Preferred Stock	MITT PrA	New York Stock Exchange	(NYSE)
8.00% Series B Cumulative Redeemable Preferred Stock	MITT PrB	New York Stock Exchange	(NYSE)
8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	MITT PrC	New York Stock Exchange	(NYSE)
9.500% Senior Notes due 2029	MITN	New York Stock Exchange	(NYSE)
9.500% Senior Notes due 2029	MITP	New York Stock Exchange	(NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2024, AG Mortgage Investment Trust, Inc. (the “Company”) entered into separate Equity Distribution Agreements (collectively, the “Equity Distribution Agreements”) with each of BTIG, LLC, JonesTrading Institutional Services LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co. (collectively, the “Sales Agents”). Under the terms of the Equity Distribution Agreements, the Company may offer and sell up to $75,000,000 aggregate offering price of shares of its common stock (the “Shares”), par value $0.01 per share (the “Common Stock”), from time to time through any of the Sales Agents. The Company plans to use the net proceeds from the sale of the Shares, if any, for general corporate purposes, which may include acquisition of the Company's target residential investments, subject to the Company's investment guidelines, and to the extent consistent with maintaining the Company's REIT qualification and exemption from registration under the Investment Company Act.

Sales of the Shares, if any, may be made in any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the New York Stock Exchange or on any other existing trading market for the Company’s Common Stock. Under the Equity Distribution Agreements, each Sales Agent (at the Company’s election) will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agents and the Company. The compensation payable to each Sales Agent for sales of Shares pursuant to its Equity Distribution Agreement will be up to 2.0% of the gross sales price for any Shares sold through it as sales agent under the applicable Equity Distribution Agreement.

Shares sold under the Equity Distribution Agreements, if any, will be issued pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-278243), including the base prospectus, dated April 9, 2024, and the prospectus supplement, dated November 6, 2024. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The offering of Shares pursuant to each Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all the Shares subject to the Equity Distribution Agreement or (2) the termination of the Equity Distribution Agreement by the Sales Agent party thereto or the Company upon one days’ notice.

The foregoing summary of the Equity Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreements, copies of which are attached hereto as Exhibit 1.1, Exhibit 1.2, Exhibit 1.3 and Exhibit 1.4, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On November 5, 2024, the Company sent termination notices to Credit Suisse Securities (USA) LLC and JMP Securities LLC, which acted as sales agents pursuant to those certain equity distribution agreements, each entered into on May 5, 2017, and as amended from time to time (the “Prior Equity Distribution Agreements”). The termination was effective on November 6, 2024.

A description of the material terms and conditions of the Prior Equity Distribution Agreements is contained in the Company’s Current Reports on Form 8-K filed with the Commission on May 8, 2017 and May 22, 2018 (the “Prior Form 8-Ks”). A copy of the forms of the Prior Equity Distribution Agreements was filed as Exhibit 1.1 and Exhibit 1.2 to the Prior Form 8-Ks, and the descriptions of such material terms and conditions of the Prior Equity Distribution Agreements contained in the Prior Form 8-Ks are qualified in their entirety by reference to such Exhibits and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated November 6, 2024 by and among the Company, AG REIT Management, LLC and BTIG, LLC
1.2	Equity Distribution Agreement, dated November 6, 2024 by and among the Company, AG REIT Management, LLC and JonesTrading Institutional Services LLC
1.3	Equity Distribution Agreement, dated November 6, 2024 by and among the Company, AG REIT Management, LLC and Keefe, Bruyette & Woods, Inc.

1.4	Equity Distribution Agreement, dated November 6, 2024 by and among the Company, AG REIT Management, LLC and Piper Sandler & Co.
5.1	Opinion of Venable LLP as to the validity of the securities being registered by the Company
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2024	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ JENNY B. NESLIN
Name: Jenny B. Neslin
Title: General Counsel and Secretary